Exhibit 99.1

August 2, 2023

Herbalife Appoints A Top Distributor, Stephan Gratziani, Chief Strategy Officer

LOS ANGELES—(BUSINESS WIRE)— Herbalife Ltd. (NYSE: HLF), a premier health and wellness company and community, today announced the appointment of Stephan Paulo Gratziani to Chief Strategy Officer, effective August 4, 2023. Mr. Gratziani will report directly to Chairman and Chief Executive Officer Michael Johnson and work closely with the Company’s senior management team to implement and advance key strategic initiatives, including the Herbalife One digital technology platform and business verticals. He will also partner with senior executive and regional leadership to enhance sales training programs, promote distributor engagement, and identify growth opportunities.

Mr. Gratziani brings over 32 years of experience to Herbalife as an independent distributor with a proven track record of global business growth. During his time as an independent distributor, Gratziani expanded his Herbalife business to 70 markets across North America, South America, Europe, and Asia. He was named to the Company’s Chairman’s Club in 2010, and in 2018, he achieved the highest distributor level of Founder’s Circle. Mr. Gratziani was also recognized as one of Herbalife’s top 3 independent distributors in the world for 2022. As a distributor leader, he has been an integral member of various strategy and planning groups for the Company and brings a strong analytics background and innovative entrepreneurism.

Additionally, John DeSimone will transition from his position as Chief Strategic Officer to Special Advisor to the Company.

“Through the tremendous business Stephan has grown across 70 markets as an independent distributor, he has proven himself as a highly effective strategist,” said Michael Johnson, Chairman and CEO. “We are looking forward to Stephan bringing his skillset and distributor perspective to further innovate Herbalife as we modernize and move towards our next chapter of growth.”

“After 32 years as an independent distributor focused on building successful sales teams and processes around the world, I am excited to be working closely with Michael and our talented senior management team as we usher in a new era of Herbalife. We have an incredible opportunity to grow our top-line as we further align our Company’s strategy, culture and framework to support distributors in growing their businesses,” said Stephan Gratziani.

On August 1, 2023, Mr. Gratziani resigned from the Company’s Board of Directors and agreed to become an employee of the Company in the role of Chief Strategy Officer. As required by the Company’s conflict of interest policy, Mr. Gratziani agreed to suspend his Herbalife distributorship and waived any rights to his distributorship earnings under the Company’s marketing plan during the term of his employment with the Company through December 31, 2025. As a material inducement to Mr. Gratziani agreeing to become employed by the Company, the Company will grant Mr. Gratziani an award of stock appreciation rights with a grant date fair value of $5,000,000 and a base share price as of August 4, 2023. In addition, in exchange for suspending his distributorship, the Company has agreed to pay to Mr. Gratziani a cash amount equal to $4,753,994, payable in three installments.

As previously disclosed in the Company’s 2023 Annual Proxy Statement, Mr. Gratziani earned approximately $5,059,398 in compensation in 2022 under the Company’s marketing plan.

In a separate announcement this afternoon, the Company reported second quarter 2023 financial results. The press release can be found at https://ir.herbalife.com/press-releases.

About Herbalife Ltd.

Herbalife (NYSE: HLF) is a premier health and wellness company and community that has been changing people’s lives with great nutrition products and a business opportunity for its independent distributors since 1980. The Company offers science-backed products to consumers in more than 90 markets through entrepreneurial distributors who provide one-on-one coaching and a supportive community that inspires their customers to embrace a healthier, more active lifestyle in order to live their best life.

Forward-looking statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and which are subject to risks and uncertainties. All statements other than statements of historical or current facts, including statements regarding our expected growth, integration strategy, business strategies and future performance are forward-looking. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our most recent annual report on Form 10-K and subsequent SEC filings. We disclaim any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

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Media Contact:

Gary Kishner

Senior Director, Public Relations

213.745.0456

Investor Contact:

Erin Banyas

Vice President, Head of Investor Relations

213.745.0433

Source: Herbalife Ltd.